[presented on Bayer letterhead]	Exhibit 10.1

May 30, 2006

CuraGen Corporation

322 East Main Street

Branford, CT 06405

Attention: Executive Vice President, Business Development

Gentlemen:

Reference is made to the Metabolic Disorder Collaboration Agreement dated January 12, 2001 between Bayer Corporation and CuraGen Corporation (as previously amended, the “Agreement”). Terms which are defined in the Agreement are used herein as so defined. This letter will set forth our agreement with respect to the closing of the Qualified Target Production Phase of the Agreement and addresses issues not previously contemplated in the Agreement with respect to such closing.

1)	Bayer will not be exercising its option to extend CuraGen’s obligations under Section 2.5(b) of the Agreement to provide Qualified Targets into [***] and CuraGen has no further obligations under Section 2.5. The Qualified Target Production Phase of the Agreement will be deemed closed as of the final meeting of the Metabolic Program Target Selection Team, which occurred on December 7, 2005.

2)	In order to allow for the continued prosecution of the Qualified Targets, active projects on existing Qualified Targets shall continue to be prosecuted according to the terms of the Agreement. To this accomplish this, we have agreed to the following:

a)	Biological Materials generated or acquired by Bayer and provided to CuraGen under the Agreement, as well as data derived by CuraGen from its use of those Biological Materials, shall be made available by CuraGen to Bayer.

b)	Derivatives made by Bayer of constructs supplied by CuraGen to Bayer for target prosecution pursuant to Section 2.2(d) of the Agreement, including [***], shall become Joint Know-How or Joint Inventions as the case may be, subject to Section 5.1(b) and 5.2(a) of the Agreement.

3)	CuraGen may, in its sole discretion, provide Bayer with access to GeneScape upon request of Bayer. If provided, any such access may be terminated by CuraGen at any time in its sole discretion upon written notice to Bayer. .

4)	CuraGen has no further obligation to provide Bayer with access to GeneCalling or PathCalling. CuraGen may, in its sole discretion, provide Bayer with access to GeneCalling or PathCalling or to other comparable technologies to the extent owned or controlled by CuraGen. If provided, any such access may be terminated by CuraGen at any time in its sole discretion upon written notice to Bayer.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.

5)	Neither Bayer nor CuraGen is restricted from the pursuit of any indication of any Qualified Target that has ceased screening or development under the Metabolic Program. If any such Qualified Target is subsequently developed by a Party as a Non-CFA Product, such Party shall pay the other Party Royalty Payments under Section 4.2 with respect to such Non-CFA Product as follows:

•	[***]% of the first $[***] of Annual Sales Volume

•	[***]% of the next $[***] of Annual Sales Volume up to $[***]

•	[***]% of the next $[***] of Annual Sales Volume up to $[***]

•	[***]% of the next $[***] of Annual Sales Volume up to $[***]

•	[***]% of the next $[***] of Annual Sales Volume up to $[***]

•	[***]% of Annual Sales Volume over $[***]

6)	In all other aspects the Agreement remains unchanged and in full force and effect and is not modified hereby.

If the foregoing accurately sets forth our understanding, please so signify by signing and returning a duplicate of this letter, whereupon this letter shall take effect as an amendment to the Agreement.

Sincerely,

Bayer Pharmaceuticals Corporation

By:	/s/ Joseph J. Catino
Joseph J. Catino, Ph.D.
Senior Vice President, Research

cc: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC

Accepted and Agreed:

CuraGen Corporation

By:	/s/ Frank M. Armstrong
Title:	Frank M. Armstrong, M.D. Chief Executive Officer and President

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act.